UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2006

Covalent Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2006, the stockholders of Covalent Group, Inc. (“Covalent”) approved the Covalent Group, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which had been adopted by Covalent’s board of directors, subject to approval of Covalent’s stockholders. Subject to adjustment, as described in the 2006 Plan, the 2006 Plan limits to 1,000,000 the total number of shares of common stock that may be issued upon the exercise of stock options or the grant of restricted shares under the 2006 Plan.

The following is a summary of the material terms of the 2006 Plan. The summary is qualified in its entirety by reference to the 2006 Plan, which is included as an exhibit to this report.

Under the 2006 Plan, rights to acquire shares of common stock may be structured as: options intended to qualify as incentive stock options under Section 422(b) of the Internal Revenue Code, non-qualified stock options, or sales or grants of restricted shares

Covalent can grant incentive stock options only to persons who are employees of Covalent or its subsidiaries. Covalent can grant non-qualified stock options to persons who are employees of Covalent or its subsidiaries or who are consultants or advisors to Covalent or its subsidiaries, and to members of the boards of directors of Covalent or any of its subsidiaries (including members of such boards who are not officers or otherwise employees of Covalent or its subsidiaries). Covalent can grant awards of restricted shares to persons who are employees of Covalent or its subsidiaries as well as to persons who are members of the boards of directors of Covalent or its subsidiaries.

The 2006 Plan, which may be administered by the board of directors or by a committee of the board of directors, is currently administered by the Compensation Committee of the board of directors. Subject to the terms of the 2006 Plan, the Compensation Committee has the authority to: (i) determine the persons to whom options or restricted shares will be awarded and the number of shares to be covered by each award; (ii) determine the exercise price per share subject to a stock option and/or the purchase price for restricted shares, if any; (iii) determine the time or times within which restricted shares may be subject to forfeiture and all other conditions of such awards; (iv) prescribe, amend and rescind rules and regulations relating to the 2006 Plan; (v) determine the conditions which must be satisfied in order for an option to vest and become exercisable and/or for the restrictions on restricted shares to lapse; (vi) accelerate the vesting or exercise date of any option and/or waive, in whole or in part, any or all remaining restrictions on any restricted shares; and (vii) interpret the 2006 Plan and any agreement entered into with respect to an award. The option exercise price must be paid in full at the time the notice of exercise of the option is delivered to Covalent and must be tendered in cash, or by personal or certified check. The Compensation Committee has the discretion to permit a participant to exercise by delivering a combination of Covalent shares and cash. The 2006 Plan prohibits the grant of any options that would be considered to be a repricing of previously granted options without stockholder approval of the new option grants. Options can be granted with expiration dates as determined by the Compensation Committee; provided, however, that the expiration date may not be more than 10 years after the date of grant. The aggregate number of options and restricted shares which may be granted under the 2006 Plan to any one person is limited to 500,000 shares, and the number of shares of common stock that may be subject to any option or options granted under the 2006 Plan to any one employee during any one calendar year is limited to 200,000 shares, subject to proportionate adjustment for changes in capitalization. Options will vest upon satisfaction of any applicable vesting conditions, which may include completion of specified periods of service, attainment of performance goals, or other conditions specified by the Compensation Committee.

Generally, if a participant in the 2006 Plan is an employee or director and the participant’s relationship with Covalent ceases for any reason, other than termination for cause, death or disability, the participant may exercise options that are then vested within the three-month period following the end of the relationship. Options may terminate or expire sooner, however, by their terms or pursuant to other provisions that may be included in the applicable option agreement. If a participant is an advisor or consultant, termination of the relationship with Covalent does not cause acceleration of the expiration of the option except to the extent such acceleration of the option expiration is included in the terms of the applicable option agreement or any other agreement between the participant and Covalent.

If a participant’s relationship with Covalent ends due to disability or death, the participant’s options may be exercised by the participant or executor, as appropriate, for a period of up to 12 months from the date of termination, subject, however, to earlier termination pursuant to the terms of the option agreement, or the occurrence of any event that is determined to result in forfeiture under the terms of the 2006 Plan. If a participant is terminated for cause, all unexercised options then held by the participated will be forfeited, including options that have been exercised but for which no share certificates have been issued, provided that Covalent must refund the exercise price paid by the participant.

Restricted shares may be issued either alone or in addition to other awards granted under the 2006 Plan. The provisions of restricted share awards need not be the same with respect to each participant. The Compensation Committee may require participants to pay for their restricted shares, and a specific method of payment, including cash, or a personal or certified check, may be required. If the Compensation Committee so approves, the participant also may elect to purchase restricted shares using a combination of shares and cash. After the Compensation Committee authorizes an award, the recipient of restricted shares must execute an award agreement which states the terms and conditions of the award. A share certificate will be issued in connection with each award of restricted shares. This certificate will bear a legend marking the shares as restricted shares and will be held in custody by Covalent or an escrow agent until the restrictions on the award have lapsed.

During the restriction period set by the Compensation Committee for an award of restricted shares, the participant will not be permitted to transfer or encumber the restricted shares. The participant will be entitled to vote and to receive any cash dividends with respect to restricted shares. Dividends paid in the form of securities will be subject to the same conditions as the restricted shares with respect to which they were paid. Unless there is a forfeiture of the restricted shares, a change of control of Covalent, or a waiver of the restrictions, the restrictions on restricted shares generally will lapse in accordance with the conditions stipulated in the award agreement, which may include continued employment, engagement or service of the participant for a specified time period, attainment of specific performance goals, or any other factor that the Compensation Committee selects. Forfeitures may occur during the restriction period either when the participant’s relationship with Covalent is terminated for any reason, if specified performance goals are not attained, or if Covalent and the participant agree to the forfeiture. Under certain circumstances, forfeitures may also occur when there is a change of control. Participants who pay for restricted shares that are subsequently forfeited will receive a refund of the purchase price paid for the forfeited shares.

The 2006 Plan also has provisions that take effect if Covalent experiences a change of control. As used in the 2006 Plan, a change of control means: (i) the acquisition in one or more transactions by any person of beneficial ownership of 25% or more of the combined voting power of Covalent’s then outstanding voting securities excluding voting securities acquired directly from Covalent; (ii) the approval by the stockholders of Covalent of: (A) a merger, reorganization or consolidation involving Covalent if the stockholders of Covalent immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than 50% percent of the combined voting power of the outstanding voting securities of Covalent resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the voting securities outstanding immediately before such merger, reorganization or consolidation; or (B) a complete liquidation or dissolution of Covalent; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of Covalent; or (iii) acceptance by stockholders of Covalent of shares in a share exchange if the stockholders of Covalent immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

If a change of control occurs and the 2006 Plan is not continued by a successor corporation, and if the participants do not receive substantially equivalent, substituted stock options or restricted shares in a successor corporation, then the 2006 Plan will be terminated. In this case, all options previously granted to participants who are employees or members of the board will immediately become fully vested and exercisable and in such a case all restrictions on restricted shares will lapse and the shares will immediately become non-forfeitable.

If a change of control occurs and the 2006 Plan is continued by a successor corporation, or if the participants receive substantially equivalent, substituted options or restricted shares in a successor corporation, then with respect to participants who are employees or members of the board, the following rules will be applicable: (i) if at the time of the change of control, the participant is a member of the management team or is a board member and is not offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then, that participants unvested options will become fully vested and the restrictions on his or her restricted shares will lapse; and (ii) if any participant, without regard to such participant’s title, is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If, however, that participant’s employment with the successor corporation is terminated during the six month period following the change of control, any unvested options will immediately become vested and exercisable, and the restrictions on all his or her restricted shares will lapse and the shares will become non-forfeitable.

The board of directors may suspend, amend or terminate the 2006 Plan. However, stockholder approval must be obtained for amendments that would: (i) increase the number of shares which are reserved for the issuance of options or restricted shares under the 2006 Plan; or (ii) permit the granting of options to a class of employees other than those presently permitted to receive options under the 2006 Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

No.	Description
10.1	Covalent Group, Inc. 2006 Equity Incentive Plan incorporated by reference to Appendix D of Covalent Group, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 15, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVALENT GROUP, INC.

Dated: October 23, 2006	By:	Lawrence R. Hoffman
	Name:	Lawrence R. Hoffman
	Title:	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K:

No.	Description
10.1	Covalent Group, Inc. 2006 Equity Incentive Plan incorporated by reference to Appendix D of Covalent Group, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 15, 2006.